Exhibit 107

Calculation of Filing Fee Tables

____________________________________________S-1_____________________________________________
(Form Type)

________________________________ Grom Social Enterprises, Inc.___________________________________
 (Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share		100,000	$2.26	$226,000	$0.00011020	$24.91
Fees to be Paid (3)		Pre-Funded Warrants to purchase one share of Common Stock (2)	Rule 457(g)	1,227,434	—	—	—	—
Fees to be Paid (3)	Equity	Purchase Warrants, each Purchase Warrant to purchase 1.75 shares of Common Stock	Rule 457(g)	1,327,434	—	—	—	—
		Common Stock, $0.001 par value per share, issuable upon the exercise of the Purchase Warrants		2,323,010	$2.26 (1)	$5,250,002.6	$0.00011020	$578.55
		Common Stock, $0.001 par value per share, issuable upon the exercise of the Prefunded Warrants		1,227,434	$.01 (2)	$12,274.34	$0.00011020	$1.35
Fees to be Paid (3)	Equity	L1 Purchase Warrants, each Purchase Warrant to purchase 1.75 shares of Common Stock	Rule 457(g	150,000	—	—	—	—
Fees to be Paid	Equity	L1 Common Stock, $0.001 par value per share, issuable upon the exercise of the Purchase Warrants	—	262,500	$2.26 (1)	$593,250	$0.00011020	$65.37
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
Total Offering Amounts								$670.18
Total Fees Previously Paid								$0
Total Fee Offset								$0
Net Fee Due								$670.18

(1)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the conversion price of outstanding purchase warrants, with each purchase warrant exercisable for 1.75 shares of common stock, subject to adjustment
(2)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the conversion price of outstanding prefunded warrants, with each prefunded warrant exercisable for one share of common stock, subject to adjustment
(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.